As filed with the Securities and Exchange Commission on January 30, 1998
                          Registration No. 333-____

                               UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C.  20549


                                FORM S-8
                       REGISTRATION STATEMENT UNDER
                    THE SECURITIES EXCHANGE ACT OF 1933


                           EMC INSURANCE GROUP INC.
                (Exact name of issuer as specified in its charter)

        Iowa                                         42-6234555
(State or other jurisdiction of                   (I.R.S. Employer
incorporation or organization)                   Identification No.)


                717 Mulberry Street, Des Moines, Iowa   50309
            (Address of principal executive office and Zip Code)


                     1993 Employers Mutual Casualty Company
                            Incentive Stock Option Plan
                              (Full title of the plan)

                    Donald D. Klemme, EMC Insurance Group Inc.
                   717 Mulberry Street, Des Moines, Iowa 50309
                      (Name and address of agent for service)
                                 (515) 280-2626
            (Telephone number, including area code, of agent for service)


                                     Copy to:
                            G. Thomas Sullivan, Esq.
                   Nyemaster, Goode, Voigts, West, Hansell & O'Brien, P.C.
                             700 Walnut, Suite 1600
                             Des Moines, Iowa 50309
                                  (515) 283-3126

                               Calculation of Registration Fee


Title of         Amount       Proposed             Proposed         Amount of
Securities      to be          Maximum             Maximum        Registration
to be           Registered    Offering Price      Aggregate            Fee
Registered                     Per Share        Offering Price
                   (1)           (2)               (1) (2)             (3)

Common
Stock            500,000       $13.25            $6,625,000.00        $1,954.38
$1.00 par       Shares
value


(1) Amount represents the number of shares issuable pursuant to the above-referenced Plan, which is in addition to the 500,000 shares registered on Registration Statement No. 33-49337. In addition, this Registration Statement also covers an indeterminate amount of additional securities which may be issued under the above-referenced Plan pursuant to the share adjustment provisions of such Plan.

(2) Estimated in accordance with Rules 457(c) and (h)(1), the proposed maximum offering price per share, proposed maximum aggregate offering price and the amount of the registration fee are based upon the last sale price reported on the NASDAQ National Market System on January 28,
     1998.

(3) On February 12, 1993, registration fees of $1,289.06 were paid with respect to the 500,000 shares of Common Stock registered pursuant to Registration Statement No. 33-49337. Additional fees of $1,954.38 with respect to the additional 500,000 shares of Common Stock registered pursuant to this Registration Statement are being paid on the date hereof pursuant to Instruction E of Form S-8.

                Registration of Additional Securities

This Registration Statement relates to the amendment of the 1993 Employers Mutual Casualty Company Incentive Stock Option Plan to increase the number of shares of Common Stock, par value $1.00, authorized to be issued thereunder from 500,000 to 1,000,000. The contents of the Registrant's Registration Statement on Form S-8, except for Items 3, 6 and 8, with respect to the 1993 Employers Mutual Casualty Company Incentive Stock Option Plan, Registration No. 33-49337, filed with the Securities and Exchange Commission on February 12, 1993, are hereby incorporated by reference pursuant to Instruction E of Form S-8.

                            PART II
       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents, filed by the Company with the Commission, are incorporated herein by reference:

     (1) The Company's Annual Report on Form 10-K for the calendar year ended December 31, 1996, filed pursuant to Section 13 of the Exchange Act.

     (2) The Company's Quarterly Report on Form 10-Q for the three-month period ended March 31, 1997, filed pursuant to Section 13 of the Exchange Act.

     (3) The Company's Quarterly Report on Form 10-Q for the three-month period ended June 30, 1997, filed pursuant to Section 13 of the Exchange Act.

     (4) The Company's Quarterly Report on Form 10-Q for the three-month period ended September 30, 1997, filed pursuant to Section 13 of the Exchange Act.

     (5) The description of the Company's Common Stock contained in its Registration Statement on Form 8-A under Section 12 of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

     (6) All reports and other documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date hereof, and prior to the filing of a post-effective amendment to the Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for the purpose of this Registration Statement to the extent that such a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such document.

The Company undertakes to provide, without charge to each person to whom a Prospectus is delivered, upon written or oral request of such person, a copy of any and all of the information that has been incorporated by reference in this Registration Statement (not including exhibits to the information that is incorporated by reference herein unless such exhibits are specifically incorporated by reference into the information incorporated by reference). Such oral or written request may be made to: EMC Insurance Group Inc., 717 Mulberry Street, Des Moines, Iowa 50309, attention: Corporate Secretary.

Item 6.  Indemnification of Directors and Officers.

The Iowa Business Corporation Act makes provision for the indemnification of directors and officers in terms sufficiently broad to indemnify such persons from liability (including reimbursements for expenses incurred) arising under the Securities Act of 1933. Generally, indemnification is permissible if (i) the person acted in good faith and, (ii) if acting in the person's official capacity, in a manner reasonably believed to be in the best interests of the Company and, in all other cases, that the person's conduct was at least not opposed to the Company's best interests and, (iii) in the case of any criminal proceeding, the person had no reasonable cause to believe the person's conduct was unlawful. The By-Laws of the Company provide for indemnification of officers, directors, employees, or agents as permitted under the Iowa Business Corporation Act or as otherwise permitted by law.

The Plan provides for indemnification to the full extent permitted by law of any person in connection with any proceeding, suit or action brought by reason of any action taken or not taken under the Plan while such person was a member of the Board of Directors of Employers Mutual or the Company.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.


Item 8.  Exhibits.

The exhibits accompanying this Registration Statement are listed on the accompanying Exhibit Index.

                           SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Des Moines, State of Iowa, on January 30, 1998.

                                    EMC INSURANCE GROUP INC.




                                    By:/s/ Bruce G. Kelley
                                       -------------------------------------
                                       Bruce G. Kelley
                                       President and Chief Executive Officer

    Pursuant to the requirements of the Securities and Exchange Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

                                                               Date

By: /s/ Bruce G. Kelley                                   January 30, 1998
    ----------------------------------
    Bruce G. Kelley
    President, Chief Executive Officer
      and Director

By: /s/ Mark E. Reese                                     January 30, 1998
    ----------------------------------
    Mark E. Reese
    Chief Financial and Accounting Officer

By: /s/ George C. Carpenter III *                         January 30, 1998
    ----------------------------------
    George C. Carpenter III, Director

By: /s/ E. H. Creese *                                    January 30, 1998
    ----------------------------------
    E. H. Creese, Director

By: /s/ David J. Fisher *                                 January 30, 1998
    ----------------------------------
    David J. Fisher, Director

By: /s/ George W. Kochheiser *                            January 30, 1998
    ----------------------------------
    George W. Kochheiser, Director

By: /s/  Raymond A. Michel *                              January 30, 1998
    ----------------------------------
    Raymond A. Michel, Director

By: /s/ Fredrick A. Schiek *                              January 30, 1998
    ----------------------------------
    Fredrick A. Schiek, Director


        * By /s/ Mark E. Reese                            January 30, 1998
             -------------------------
             Mark E. Reese
             (Attorney-in-Fact)

                         EXHIBIT INDEX

Exhibit
Number

5         Opinion of Nyemaster, Goode, Voigts, West, Hansell & O'Brien, P.C.
          with respect to the legality of securities

23.1 Consent of Nyemaster, Goode, Voigts, West, Hansell & O'Brien, P.C. (contained in Exhibit 5)

23.2      Consent of KPMG Peat Marwick LLP

24        Power of Attorney

99.1 1993 Employers Mutual Casualty Company Incentive Stock Option Plan, as amended